Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement ("Agreement") is entered into effective as of March 01, 2011, by and between Source Capital Group, Inc. ("Source") and Bayou City Exploration, Inc. ("Bayou").

WHEREAS, Source operates a broker dealer business and in such capacity provides brokerage services to clients ("Broker Dealer Activities-);

WHEREAS, Source has served and expects to serve as a Dealer Manager for certain securities offerings of Bayou and its affiliates (the "Dealer Manager Services");

WHEREAS, Source desires to utilize the services of Bayou, as an independent contractor, to undertake the performance of certain administrative services for its branch office located in Allen, Texas (the "Source Branch"), including but not limited to office and secretarial services, accounting oversight, use of office facilities and equipment and other indirect expenses of operations; and

WHEREAS, in partial consideration of the Dealer Manager Services provided by the Source Branch to Bayou, Bayou agrees to perform such services and pay certain overhead expenses for the benefit of Source, and both Source and Bayou desire to have their rights, obligations and duties with respect to such services specified herein.

NOW, THEREFORE, in consideration of the mutual and independent covenants contained herein, the parties hereto agree as follows:

1.           Term of Agreement, Termination. This Agreement shall be effective Doran initial term of one year and shall thereafter be renewed automatically for successive one year terms unless terminated by Source or Bayou upon thirty (30) days written notice prior to the anniversary date of this Agreement or any renewal thereof. This Agreement shall otherwise remain in effect until terminated for any of the following reasons: (a) the dissolution and winding up of Source or Bayou; (b) the parties mutually consent to the termination; (c) either party is adjudicated banlu-upt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, or is unable to meet its obligations in the normal course of business as they fall due or if a receiver is appointed on account of insolvency, or (d) a material breach by Source or Bayou of any representation, warranty, covenant or obligations in this Agreement that is not cured within 30 days after written of the breach by the non-breaching party.

2.           Services and Facilities To Be Provided By Bayou to Source. Subject to the terms of this Agreement, Bayou agrees to provide the Source Branch any and all management and back office services required by Source other than Direct Services, as such term is defined herein, at no cost to Source. For purposes of the foregoing, the term "Direct Services" shall mean any and all services which directly relate to or are otherwise associated with the Broker Dealer Activities being undertaken by Source for its clients or the payment of any expenses related thereto that would have the effect of having Bayou, including but not limited to its officers, members, shareholders and/or employees, deemed to be a "person associated with" or an "associated person of' a Broker Dealer, as such terms are defined in Section 3(a)(18), (21) or (32) of the Securities Exchange Act of 1934, as amended. It is expressly understood that Bayou will not assist or otherwise have any involvement in the management or decision making process of Source incident to its Broker Dealer Activities but rather shall only be providing administrative and back office support services for such activities. The services to be provided by Bayou to Source shall include, but not be limited to:

Services Agreement

A.  Assist Source in the day to day operation of the Source Branch and the administration of its business, including information systems, cash management assistance, human resource assistance, bookkeeping, record keeping and clerical services;

B. Furnish to the Source Branch, to the extent required, office space, office equipment and supplies for the Source Branch;

C. Assist Source in its compliance with reporting and other administrative obligations imposed by statute, regulations or associations of which Source is a member;

D. Provide marketing and sales services as may be requested by the Source Branch;

E. Arrange for and monitor legal, accounting and other professional services which may be required by the Source Branch; and

F. Provide any other non-Direct Services required in the Source Branch's administration as agreed from time to time by Bayou and Source.

3.           Expenses to be Paid by Bayou. Bayou shall pay and agrees to assume all liabilities with respect to Overhead Expenses of the Source Branch. For purposes of this agreement, "Overhead Expenses" shall include rent, office equipment and supplies, secretarial and bookkeeping expenses, charges for furniture and fixtures, utilities, telephone, publications and subscriptions, service contracts for quotation equipment and news wires, data processing and other ordinary administrative and overhead expenses of Source. "Overhead Expenses" shall not include (a) license or other fees paid by Source to any government agency or industry regulatory group; (b) expenses such as salaries, draws, commissions, other compensation and remuneration, including sales incentives, payroll and other taxes, travel, entertainment and expenses of the directors, employees, sales representatives and agents of Source, fees of auditors, accountants, attorneys and other professionals or interest on indebtedness; or (c) any contractual obligations of Source. Notwithstanding the above, Source shall remain responsible for any decisions regarding the hiring and firing of its employees or the payments of salaries and or bonuses in connection with its business activities. Source shall have no obligation, directly or indirectly, to reimburse or otherwise compensate Bayou for paying Source Branch Overhead Expenses and /or assuming liabilities hereunder. Bayou shall provide Source with a schedule of Overhead Expenses of the Source Branch assumed hereunder which shall be reasonably calculated by Bayou on a monthly basis.

4.           Representations, Warranties and Covenants of Bayou. Bayou hereby represents and warrants that: (i) Bayou has and shall maintain adequate resources independent of Source to meet its obligations with respect to the services provided hereunder and Overhead Expenses it assumes and has an obligation to assume and pay under Sections 2 and 3 hereof; (ii) during the term of this Agreement, Bayou shall be solely liable for all expenses related to the services and Overhead Expenses it assumes and has an obligation to assume and pay under Sections 2 and 3 hereof, and Source shall have no direct or indirect liability for such expenses; (iii) Bayou shall provide Source with copies of its most current Federal income tax return as filed with the Internal Revenue Service within 30 days of the date each such return is filed during the term of this Agreement; and (iv) to the extent required by the Financial Industry Regulatory Authority ("MIRA"), Bayou shall provide access to relevant books and records of Bayou to enable Source to demonstrate compliance with applicable financial responsibility rules.

Services Agreement

5.          Representations, Warranties and Covenants of Source. Source hereby represents and warrants that: (i) Source will maintain books and records relating to its business in compliance with Rules 17(a)(3) and 17(a)(4) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including a copy of this Agreement (and amendments hereto) and records relating to the arrangements provided for herein; (ii) Source will provide proper notification to FINRA of the existence of this Agreement (and any amendments hereto), and provide copies of, or information relating to, such agreement(s) as required by FINRA; (iii) to the extent that Overhead Expenses paid by Bayou are not included in reports filed by Source with F1NRA or the Securities and Exchange Commission, Source will record and maintain a schedule of such Overhead Expenses in accordance with the terms of Rule 17(a)(4) promulgated under the Exchange Act.

6.           Independent Contractor. Bayou shall be an independent contractor, and nothing in this Agreement shall be construed to constitute Bayou an agent, partner or joint venturer of Source. Additionally, with respect to Bayou's independent contractor status, the parties acknowledge that Bayou shall take such action as is contemplated herein, however, in no event will Bayou take any action without Source's instructions which would have the effect of having Bayou, including but not limited to its officers, members, shareholders and/or employees, deemed to be a "person associated with" or an "associated person of" a Broker Dealer, as such terms are defined in Section 3(a)(18), (21) or (32) of the Securities Exchange Act of 1934, as amended.

7.            Confidentiality. All records and documents concerning the business and affairs of Source (hereinafter "Company Records") are and will always be the confidential and exclusive property of Source. Company Records include, but are not limited to, its books and records; electronic data, all videotapes and recordings, and documents prepared or generated by the parties hereto for the benefit of Source. Company Records include the originals and all copies thereof. Bayou employee's use of Source's Company Records will stop immediately upon termination of this Agreement. All non-public information concerning Source which is given to Bayou by Source will be used solely in the course of its performance of its services hereunder, will be treated confidentially by Bayou, and will not be disclosed to third parties without the consent of Source, unless otherwise required by law.

8.             Miscellaneous.

A.   Assignment. This Agreement is not assignable, in whole or in part, by Source or Bayou, without the prior written consent of the other party hereto.

B.  Entire Agreement. This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, statement, or promise relating to the subject matter of this agreement that is not contained herein shall be valid or binding.

C.  Attorney's Fees. If any action at law or in equity is brought to enforce or interpret the provisions of this agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which he may be entitled.

D.  Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Kentucky without regard to any conflict of laws provisions.

E.  Amendment. This agreement may be amended by the mutual agreement of the parties hereto in writing.

Services Agreement

F.  Legal Construction. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

G. Successors. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and assigns where permitted under this Agreement.

H. Recordkeeping. Source acknowledges and represents to Bayou that it is aware that all records which are required to be prepared and maintained by Source pursuant to the provisions of SEC Rule 17(a)(3) shall be the responsibility of Source, and not Bayou. To this end, Bayou shall not knowingly take any action or assume responsibility for the preparation, maintenance or retention of any of Source's records which would result in Bayou being deemed a service bureau pursuant to SEC Rule 17(a)(4)(i).

I.  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail, facsimile or similar writing) and shall be given (i) to Source (at the Source Branch office) or Bayou at their principal place of business, which is currently located, for each, at 632 Adams Street, Bowling Green, Kentucky 42101, or such other address as any party may hereafter specify for such purpose by notice to the other party. For purposes of notices by electronic mail and facsimile, Bayou may receive notice at larkin@blueridgegroup.com or 270-842-7362 and Source may receive notice at kcline@,sourcegrp.com or 270-842-3028. Each notice, request or other communication shall be effective (ii) if given by facsimile, when such telecopier facsimile is transmitted to the telecopier number specified by the other party and the appropriate answerback is received, (iii) if given by electronic mail, when such electronic mail is transmitted to the recipient's e-mail address specified by the recipient party and a read receipt is received, (iv) if given by mail, three days after such communication is deposited in the United States mail with first class postage prepaid, addressed as aforesaid, or (v) if given by any other means, when delivered at the address specified pursuant to this paragraph.

IN WITNESS WHEREOF, each of the undersigned has executed this Services Agreement effective as of the day and year first above written.

Source Capital Group, Inc.

By: /s/ Kevin Lee Cline
Name: Kevin Lee Cline
Title: Reg. Principal

Bayou City Exploration, Inc.

By: /s/ Stephen C. Larkin
Name: Stephen C. Larkin
Title: CFO

Services Agreement